Alliance One International, Inc.
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EXHIBIT 99.1

Alliance One International, Inc. Tel: 434 792 75115 512 Bridge Street Fax: 434 791 0377 Post Office Box 681 www.aointl.com Danville, VA 24543-0681 USA

FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
May 24, 2005		(434) 791-6952

Alliance One Announces Quarterly Dividend

Danville, VA – The Board of Directors of Alliance One International, Inc. (NYSE: AOI), at its meeting held May 24, 2005, declared a quarterly dividend of $0.075 per share. The dividend will be payable June 22, 2005, to shareholders of record on June 8, 2005.

Alliance One International, Inc. is a leading independent leaf tobacco merchant. For more information on Alliance One, visit the Company's website at www.aointl.com.

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